Exhibit 5.1


DUMOULIN BLACK                                     10TH FLOOR, 595 HOWE STREET
BARRISTERS & SOLICITORS                            VANCOUVER, CANADA
W. DAVID BLACK          GEORGE R. BRAZIER          V6C 2T5
SARGENT H. BERNER       BRIAN C. IRWIN
KENNETH W. BALL         CHERI L. PEDERSEN          TELEPHONE NO. (604) 687-1224
COREY M. DEAN           KENNETH L.H. EMBREE
J. DOUGLAS SEPPALA*     DAVID J. JENNINGS          TELECOPIER No. (604) 687-8772
C. BRUCE SCOTT          MARY P. COLLYER
          JEROME D. ZISKROUT
          ASSOCIATE COUNSEL

(*denotes law corporation)                         FILE NO.  216401
                                                   DIRECT LINE    602-6808
                                                   EMAIL cdean@dumoulinblack.com


March 4, 1999

PLC Systems Inc.
10 Forge Park
Franklin, Massachusetts
02038


Ladies and Gentlemen:

We are British Columbia counsel for PLC Systems Inc. (the "Company") which we understand has filed with the U.S. Securities & Exchange Commission a registration statement on Form S-3 ("Registration Statement") that relates to the issuance of U.S. $555,555.56 worth of common shares in the capital of the Company (that is, 151,445 common shares) (the "Shares"). We further understand that the Shares will be issued and sold pursuant to resolutions of the Board of Directors of the Company passed January 22, 1999 (the "Resolutions").

For the purpose of this opinion we have reviewed:

1.   certified copy of the Resolutions; and

2. such corporate records of the Company and such other documents as we have deemed appropriate to give this opinion.

We have assumed the genuineness of all signatures, the legal capacity of all individuals and the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies or facsimiles thereof.

Based and relying upon and subject to the foregoing, we are of the opinion that upon receipt of payment in full therefor in accordance with the Resolutions, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the current report on Form 8-K as it is proposed to be filed and to the use of our name in the Prospectus that is part of the Registration Statement (Registration No. 333-68923) under the caption "Legal Matters".


Yours truly,

/s/ DuMoulin Black